EXHIBIT 10-13
GANNETT CO., INC.
EXECUTIVE LIFE INSURANCE PLAN DOCUMENT

Amendment No. 1

Effective June 29, 2015, Gannett Co., Inc. hereby amends the Gannett Co., Inc. Executive Life Insurance Plan Document (the “Plan”) as follows:
1.The title of Section I is revised to read “Purpose, Background, and Effect of Spin-off”, and the following is inserted at the end of Section I:

In 2015, Gannett Co., Inc. separated its digital/broadcast and publishing businesses into two separate publicly traded companies. The separation occurred when Gannett Co., Inc. contributed its publishing businesses to a newly formed subsidiary, Gannett SpinCo, Inc., and distributed the stock of Gannett SpinCo, Inc. to its shareholders (the “Spin-off”). In connection with the Spin-off, Gannett SpinCo, Inc. was renamed “Gannett Co., Inc.” (“SpinCo”). The entity formerly known as Gannett Co., Inc. was renamed “TEGNA Inc.” (the “Company”) and continues the digital/broadcast businesses.
2.Effective as of the Spin-off, this Plan is renamed the “TEGNA Inc. Executive Life Insurance Plan Document” and all references to “Gannett Co., Inc.” or similar terms in this Plan shall refer to TEGNA Inc. as appropriate.

IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of June 26, 2015.

GANNETT CO., INC.

By: /s/ Todd A. Mayman
Name: Todd A. Mayman

Title:	Senior Vice President, General Counsel and Secretary